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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated May 4, 2001, relating to the consolidated financial statements and the financial statement schedule, which appears in Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 4, 2002